UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 OMCO Square, Suite 201, Winchester, IN	47394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 584-2209

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2008, Techia Brewer began her employment as our Chief Financial Officer (CFO). We agreed to pay Ms. Brewer a $90,000 per year base salary in exchange for her services as our CFO. In addition, we agreed to pay Ms. Brewer a $5,000 signing bonus after she has completed one week of employment. The duties and responsibilities of the CFO position, previously held by our treasurer, Dale Schwieterman, have been reassigned to our CFO.

Prior to her employment with Cardinal Ethanol, Ms. Brewer served as the Controller for Central Indiana Ethanol, LLC for two years. Prior to that Ms. Brewer had served as a Controller for National Machinery & Conveyor, NX Communications, LLC and ALH Building Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: May 2, 2008

/s/ Troy Prescott
Troy Prescott, Chairman